Exhibit 23.2 Consent of Independent Registered Public Accounting Firm
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117992) of Keithley Instruments, Inc. of our report dated June 24, 2005 relating to the statement of net assets available for plan benefits of the Keithley Instruments, Inc. Retirement Savings Trust and Plan for the year ended December 31, 2004, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
June 28, 2006